                                                                     EXHIBIT 3.1

                 CERTIFICATE OF DETERMINATION, PREFERENCES AND

         RIGHTS OF SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK OF

                         NOTIFY TECHNOLOGY CORPORATION


     We, Paul DePond and Gerald Rice, hereby certify that we are the President and the Chief Financial Officer, respectively, of Notify Technology Corporation, a corporation organized and existing under the laws of the State of California (the "Company"), and further, DO HEREBY CERTIFY;
      -------

     That pursuant to the authority conferred upon the Board of Directors by the Company's Restated Articles of Incorporation (the "Articles of Incorporation"),
                                                   -------------------------
the said Board of Directors on May 14, 2001 adopted the following resolutions creating a series of 900,000 shares of Preferred Stock designated as Series A Convertible Redeemable Preferred Stock, none of which shares have been issued;

     RESOLVED, that the Company is authorized to issue nine hundred thousand (900,000) shares of Series A Convertible Redeemable Preferred Stock (the "Preferred Shares"), par value $0.001 per share, which shall have the powers,
 ----------------
designations, preferences and other special rights set forth below.

     (1)  Voting Rights.

          (a) Series A Preferred Stock. Except as otherwise provided herein or
              ------------------------
the Amended and Restated Articles of Incorporation or required by law, the holders of the Preferred Shares and the holders of the Company's common stock, par value $0.001 per share (the "Common Stock") shall vote together as a single
                                 ------------
class with each Preferred Share having the number of votes equal to the largest whole number of shares of Common Stock into which such Preferred Share could be converted, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.

          (b) Common Stock. Each holder of shares of Common Stock shall be
              ------------
entitled to one vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, the holders of the Preferred Shares and the holders of Common Stock shall vote together and not as separate classes.

          (c) Mergers and Liquidations. Notwithstanding anything to the contrary
              ------------------------
provided herein or elsewhere, as long as any of the Preferred Shares are issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote (which must be by a proxy or ballot executed by each voting holder) or written consent as provided by law) of the holders of more than fifty (50%) percent of the outstanding Preferred Shares effect a Liquidation or Cash-Out Liquidation (each as defined below).

     (2)  Stated Value. Subject to Section 6, each Preferred Share shall have a
                                   ---------
"Stated Value" equal to ten ($10) dollars.
 ------------

     (3) Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of Common Stock, on the terms and conditions set forth in this
Section 3.
---------

          (a) Holders' Conversion Right. At any time or times on or after the
              -------------------------
first date of issuance of any Preferred Share (the "Original Issuance Date"),
                                                    ----------------------
any holder of Preferred Shares shall be entitled to convert any whole or partial number of Preferred Shares into fully paid and non-assessable shares of Common Stock in accordance with this Section 3(a) and Sections 3(b) and Section 3(d).
                              ------------     -------------     ------------
The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing such fractional share, pay to the holder the fair value thereof in cash. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of Preferred Shares unless such taxes result from the issuance of Common Stock upon conversion to a person other than the holder of Preferred Shares.

          (b) Mandatory Conversion. The Preferred Shares shall automatically
              --------------------
convert into shares of Common Stock at the Conversion Price (as defined below) either (i) upon a secondary public offering of the Common Stock resulting in the receipt by the Company of no less than twenty-five million ($25,000,000) dollars of gross proceeds, at a per share price no less than two (2) times the Initial Conversion Price (as defined below) (such a transaction being hereinafter referred to as a "Qualified Public Offering"), or (ii) at such time as the
                  -------------------------
closing bid price for the Common Stock has equaled or exceeded two (2) times the Initial Conversion Price for a period of twenty (20) consecutive trading days provided that (a) the Common Stock is trading on a national securities exchange or the Nasdaq SmallCap System or NASDAQ National Market System, and (b) the Conversion Shares are fully registered for resale pursuant to an effective registration statement and are not subject to any lock-up agreement requested by the Company and/or its underwriters and/or placement agents.

          (c) Conversion Price. Subject to anti-dilution adjustment as provided
              ----------------
in Section 3(e), the "Conversion Price" of each Preferred Share shall be equal
   ------------
to the lower of (i) $1.00 (the "Initial Conversion Price"), or (ii) the average
                                ------------------------
closing bid of the Common Stock on the Nasdaq SmallCap Market for the five (5) trading days immediately prior to the date of the initial closing of the Company's private placement of units through Commonwealth Associates, L.P. pursuant to a Confidential Executive Summary dated April 25, 2001 in which the Preferred Shares to be converted are sold (the "Closing Price"). Each Preferred
                                                -------------
Share will convert into that number of shares of Common Stock determined by dividing the Stated Value of the Preferred Share by the Conversion Price, as adjusted at the time of conversion.

          (d) Mechanics of Conversion. To convert Preferred Shares into shares
              -----------------------
of Common Stock on any date (a "Conversion Date"), the holder thereof shall (i)
                                ---------------
transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., California time on such date, a copy of an executed notice of conversion in the form attached hereto as
Exhibit I (the "Conversion Notice") to the Company, and (ii) surrender to a
---------       -----------------
common carrier for delivery to the Company within three (3) business days of such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates").
                                                ----------------------------
On or before the third (3/rd/) Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (x) issue and
                        -------------------
deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (y) provided that the Company's transfer agent (the "Transfer Agent") is participating in The
                               --------------
Depository Trust Company ("DTC") Fast Automated Securities Transfer Program,
                           ---
upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion pursuant to Section 3(d) (ii) is greater
                                                    ------------
than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and
                                            -----------------------------
at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

          (e) Anti-Dilution Provisions. The Conversion Price in effect at any
              ------------------------
time and the number and kind of securities issuable upon conversion of the Preferred Shares shall be subject to adjustment from time to time upon the happening of certain events as follows:

              (i)   Adjustment for Stock Splits and Combinations. If the Company
                    --------------------------------------------
at any time or from time to time on or after the Original Issuance Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time on or after the Original Issuance Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

              (ii)  Adjustment for Certain Dividends and Distributions. If the
                    --------------------------------------------------
Company at any time or from time to time on or after the Original Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided,
                                                                      --------
however, that if such record date is fixed and such dividend is not fully paid
-------
or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection (ii) as of the time of actual payment of such dividends or distributions.

              (iii) Adjustments for Other Dividends and Distributions. In the
                    -------------------------------------------------
event the Company at any time or from time to time on or after the Original Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Preferred Shares been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this subsection (e) with respect to the rights of the holders of the Preferred Shares.

              (iv)  Adjustment for Reclassification, Exchange and Substitution.
                    ----------------------------------------------------------
In the event that at any time or from time to time on or after the Original Issuance Date, the Common Stock issuable upon the conversion of the Preferred Shares is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this subsection (e)), then and in any such event each holder of Preferred Shares shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Preferred Shares could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

              (v)   Reorganizations, Mergers, Consolidations or Sales of Assets.
                    -----------------------------------------------------------
If at any time or from time to time on or after the Original Issuance Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this subsection (e)) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this subsection
(e) with respect to the rights of the holders of the Preferred Shares after the reorganization, merger, consolidation or sale to the end that the provisions of this subsection (e) (including adjustment of the

Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Shares) shall be applicable after that event and be as nearly equivalent as may be practicable.

               (vi) Sale of Shares Below Fair Market Value But Above Conversion
                    -----------------------------------------------------------
Price:
-----

                    A. If at any time or from time to time following the Original Issuance Date, the Company issues or sells, or is deemed by the express provisions of this subsection 3(e)(vi) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock and other than upon a subdivision or combination of shares of Common Stock, in either case as provided in subsection 3(e)(i) above, for an Effective Price (as hereinafter defined) less than the Fair Market Value (as hereinafter defined) but above the then existing Conversion Price, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, as follows: if such issuance or deemed issuance occurs, the Conversion Price shall be reduced to a price determined by multiplying that Conversion Price by a fraction (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus (b) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Fair Market Value, plus
(c) the number of shares of Common Stock into which all outstanding shares of Preferred Shares are convertible at the close of business on the date next preceding the date of such issue or sale, plus (d) the number of shares of Common Stock underlying all Other Securities (as hereinafter defined) at the close of business on the date next preceding the date of such issue or sale, plus (e) the number of shares of Common Stock issuable upon exercise of certain warrants issued by the Company to the original holders of the Preferred Shares concurrently with the issuance of the Preferred Shares (the "Warrants") and all
                                                             --------
other warrants and options outstanding on the Original Issuance Date that are exercisable for shares of Common Stock and (2) the denominator of which shall be
(a) the number of shares of Common Stock outstanding at the close of business on the date of such issue or sale after giving effect to such issue of Additional Shares of Common Stock, plus (b) the number of shares of Common Stock into which the outstanding shares of all the Preferred Shares are convertible at the close of business on the date next preceding the date of such issue or sale, plus (c) the number of shares of Common Stock underlying the Other Securities at the close of business on the date next preceding the date of such issue or sale, plus (d) the number of shares of Common Stock issuable upon exercise of the Warrants and exercise of all other warrants and options outstanding on the Original Issuance Date that are exercisable for shares of Common Stock.

                    B. For the purpose of making any adjustment required under subsections 3(e)(vi) and (viii), the consideration received by the Company for any issue or sale of securities shall (I) to the extent it consists of cash be computed at the amount of cash received by the Company, (II) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the board of directors of the Company (the "Board"), (III) if Additional Shares of Common Stock, Convertible
      -----
Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or

Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, and (IV) be computed after reduction for all expenses payable by the Company in connection with such issue or sale.

                    C. For the purpose of the adjustment required under subsections 3(e)(vi) and (viii), if the Company issues or sells any rights, warrants or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Shares
 ----------------------
of Common Stock is less than either the Fair Market Value or the Conversion Price then in effect, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights, warrants or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights, warrants or options or Convertible Securities, plus, in the case of such rights, warrants or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights, warrants or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, warrants, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights, warrants or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, warrants, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights, warrants, or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights, warrants, or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

                    D. For the purpose of the adjustment required under subsections 3(e)(vi) and (viii), if the Company issues or sells, or is deemed by the express provisions of this subsection to have issued or sold, any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Fair Market Value or Conversion Price then in effect, then in each such case the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights, warrants or options, plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights, warrants or options, plus the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, warrants or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights, warrants or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities. The provisions of paragraph (C) above for the readjustment of the Conversion Price upon the expiration of rights, warrants or options or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, warrants options and
                       ------- --------
Convertible Securities referred to in this paragraph (D).

                    E. "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company on or after the Original Issuance Date, whether or not subsequently reacquired or retired by the Company, other than (I) shares of Common Stock issuable upon conversion of the Preferred Shares (sometimes hereinafter referred to as the "Conversion Shares"), (II) shares of
                                           -----------------
Common Stock issuable upon exercise of the Warrants, (III) shares of Common Stock issuable upon exercise of warrants, options and convertible securities outstanding as of the Original Issuance Date (provided that the terms of such warrants, options and convertible securities are not modified after the Original Issuance Date to adjust the exercise price), (IV) shares of Common Stock issued to individuals who are or were employees or directors of or consultants and advisors to the Company or any Subsidiary pursuant to stock purchases or stock option plans or other arrangements approved by the Board or pursuant to guidelines approved by the Board or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement, (V) shares of Common Stock issued in connection with bona fide acquisitions, mergers, joint ventures and other similar transactions approved by the Board,
(VI) shares of Common Stock issued pursuant to any event for which adjustment is made to the Conversion Price under Section 3(e) hereof or to the exercise price
                                   ------------
under the anti-dilution provisions of the Warrants, (VII) shares of Common Stock issued in a Qualified Public Offering, (VIII) shares of Common Stock issued or issuable to customers, suppliers or other strategic partners provided that such issuance is approved by the Board, (IX) shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board, and
(X) shares of Common Stock issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board. The "Effective Price" of Additional Shares of Common
                            ---------------
Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this subsection (vi), into the aggregate consideration received, or deemed to have been received, by the Company for such issue under this subsection (vi), for such Additional Shares of Common Stock. "Other Securities" with respect to an issue or sale of Additional Shares of
-----------------
Common Stock shall mean Convertible Securities
other than the Preferred Shares, and the Warrants; "the number of shares of
                                                    -----------------------
Common Stock underlying Other Securities" on a particular date shall mean the
----------------------------------------
number of shares of Common Stock issuable upon the exercise, conversion or exchange, as the case may be, of such Other Securities at the close of business on such date. "Fair Market Value" shall mean as of any date (i) if the shares of
               -----------------
the Common Stock are listed on a national securities exchange, the average of the closing prices as reported for composite transactions during the ten (10) consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the closing bid and asked prices on such exchange on such trading day; (ii) if shares of the Common Stock are not so listed but are traded on the NASDAQ National Market ("NNM"), the average of the closing prices as reported on the NNM during the ten
  ---
(10) consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the highest bid and lowest asked prices as of the close of business on such trading day, as reported on the NNM; or if applicable, the Nasdaq SmallCap Market ("NSCM"), or if not then included for quotation on the NNM or the Nasdaq
  ----
SmallCap Market, the average of the highest reported bid and lowest reported asked prices as reported by the OTC Bulletin Board of the National Quotation Bureau, as the case may be, or (iii) if the shares of the Common Stock are not then publicly traded, the fair market price, not less than book value thereof, of the Common Stock as determined in good faith by the independent members of the Board.

                    F. Other than a reduction pursuant to its applicable anti-dilution provisions, any reduction in the conversion price of any Convertible Security, whether outstanding on the Original Issuance Date or thereafter, or the price of any option, warrant or right to purchase Common Stock or any Convertible Security (whether such option, warrant or right is outstanding on the Original Issuance Date or thereafter), to an Effective Price less than either the then Fair Market Value or the current Conversion Price, shall be deemed to be an issuance of such Convertible Security and all such options, warrants or rights at such Effective Price, and the provisions of Sections
                                                                  --------
3(vi)(C), (D) and (E) shall apply thereto mutatis mutandis.
--------                                  ------- --------

             (vii)  No Adjustments in Certain Circumstances. No adjustment in
                    ---------------------------------------
the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one ($0.01) cent in such price; provided,
                                                                 --------
however, that any adjustments which by reason of this subsection (vii) are not
-------
required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this subsection 3(d)(vii) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

             (viii) Sale of Shares Below Market Price and Below Conversion
                    ------------------------------------------------------
Price. If at any time or from time to time following the Original Issuance Date,
-----
the Company issues or sells, or is deemed by the express provisions of subsections 3(e)(vi)(B) through (F) to have issued or sold, Additional Shares of Common Stock, other than as a dividend or other distribution on any class of stock and other than upon a subdivision or combination of shares of Common Stock, in either case as provided in subsection 3(e)(i) above, for an Effective Price that is less than the Fair Market Value and the then existing Conversion Price, then in each such case (1) the then existing Conversion Price shall be reduced such that it is equal to the lowest Effective Price at which any Additional Shares of Common Stock are issued, and (2) the number of Conversion Shares issuable upon conversion of the Preferred Shares shall be increased to a number determined by multiplying the number of Conversion Shares that would have been issued had the Preferred Shares been converted immediately prior to the applicable Conversion Price reduction hereunder by a fraction, the numerator of which shall be the Conversion Price in effect immediately prior to the applicable Conversion Price reduction hereunder and the denominator of which shall be the Conversion Price as so reduced.

          (f) No Impairment. The Company will not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and in the taking of all such action as may be necessary or
---------
appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

          (g) Certificate as to Adjustments. Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 3,
                                                                    ---------
the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Shares.

          (h) Status of Converted Stock. In the event any Preferred Shares shall
              -------------------------
be converted pursuant to Section 3 hereof, the shares so converted shall be
                         ---------
canceled and shall not be reissued as Preferred Shares.

          (i) Stock Purchase Rights. If at any time or from time to time, the
              ---------------------
Company grants or issues to the record holders of the Common Stock any options, warrants or rights (collectively, "Stock Purchase Rights") entitling any holder
                                   ---------------------
of Common Stock to purchase Common Stock or any security convertible into or exchangeable for Common Stock or to purchase any other stock or securities of the Company, the holders of Preferred Shares shall be entitled to acquire, upon the terms applicable to such Stock Purchase Rights, the aggregate Stock Purchase Rights which such holders of Preferred Shares could have acquired if they had been the record holder of the maximum number of shares of Common Stock issuable upon conversion of their Preferred Shares on both (x) the record date for such grant or issuance of such Stock Purchase Rights, and (y) the date of the grant or issuance of such Stock Purchase Rights.

     (4) Assumption and Provision Upon Organic Change. Prior to the consummation of any Organic Change (as defined below), the Company shall make appropriate provision to ensure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares into Common Stock immediately prior to such Organic Change. The following shall constitute an "Organic Change:" any
                                                           --------------
recapitalization, reorganization, reclassification, consolidation or merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

     (5) Reservation of Authorized Shares. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, 100% of such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding.

     (6) Liquidation, Dissolution, Winding-Up. In the event of any Liquidation (as defined below) of the Company, the holders of the Preferred Shares shall be entitled to receive out of the assets of the Company, legally available for distribution therefrom (the "Liquidation Funds"), before any amount shall be
                             -----------------
paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to twelve ($12.00) dollars per Preferred Share (as adjusted for any stock dividend, stock split, combination or other similar recapitalization affecting such shares in the manner provided in
Section 3(e) for the adjustment of the Conversion Price) plus all dividends, if
------------
any, which have accrued or are payable under Section 8 hereof, but have not been
                                             ---------
paid in cash and received by the holders of the Preferred Stock, up to and including the date full payment is tendered to the holder of such Preferred Share with respect to such Liquidation (collectively, the "Preferred Liquidation
                                                           ---------------------
Payment"); provided that, if the Liquidation Funds are insufficient to pay,
-------
issue or deliver the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are expressly provided for as of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "Pari Passu Shares"), then each holder of
                                    -----------------
Preferred Shares and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Determination, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. After the Preferred Liquidation Payment has been paid in full to the holders of the Preferred Shares and to any Pari Passu Shares, and in addition to the payment of the Preferred Liquidation Payment to the holders of the Preferred Shares, the holders of the Preferred Shares shall also be entitled to share ratably on an as converted basis in any remaining assets and funds of the Company with the holders of all other securities of the Company entitled to receive payments from the Liquidation Funds in a Liquidation (the "Additional
                                                                   ----------
Preferred Liquidation Payments," and together with the Preferred Liquidation
------------------------------
Payment shall hereinafter be collectively referred to as the "Liquidation
                                                              -----------
Preference"). No holder of Preferred Shares shall be entitled to receive any
----------
amounts with respect thereto upon any Liquidation other than the amounts provided for herein; provided that a holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder. The form of consideration in which the Liquidation Preference is to be paid to the holders of the Preferred Shares as provided in this paragraph (6) shall be the form of consideration received by the Company or the other holders of the Company's capital stock, as the case may be.

     "Liquidation" means either (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary or (ii) any Equity Merger.

     "Cash-Out Liquidation" means (i) a change in the voting control of the Company such that any one person, entity or "group" (as contemplated by Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended) acquires from the Company in one or more related transactions the right to cast greater than 50% of votes eligible to be cast by all holders of capital stock of the Company in the election of directors of the Company, provided that such transaction is approved by the Board of Directors of the Company or (ii) any merger or consolidation of the Company with or into another entity or any sale of all or substantially all of the assets of the Company provided that such merger, consolidation or sale is not an Equity Merger.

     "Equity Merger" shall include any merger or consolidation of the Company with or into another entity and/or the sale of all or substantially all of the assets of the Company, provided that the consideration received by the Company or its shareholders in such transaction consists solely of equity securities (disregarding any payments for fractional shares).

     (7) Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares in all respects as to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. The Company shall not create or authorize any other class or series of capital stock ranking pari passu and/or senior in any respect to the Preferred Shares, or issue any indebtedness convertible into, or exchangeable or redeemable for, any equity security, or issue any indebtedness issued together with any right, option or warrant to purchase any equity security without the express written consent of holders owning no less than a majority of the then issued and outstanding Preferred Shares.

     (8) Dividends; Participation. The holders of the Preferred Shares shall, as holders of Preferred Shares, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. So long as any Preferred Shares shall be outstanding, no dividends, whether in cash, securities or property, shall be paid or declared, nor shall any other distribution be made, on the Common Stock or any other security junior to the Preferred Shares as to dividend rights, unless all dividends, if any, payable with respect to the Preferred Shares shall have been paid or declared and duly provided for in cash or in kind.

     (9) Vote to Issue, or Change the Terms of, Preferred Shares. The affirmative vote of the holders of not less than a majority of the then outstanding Preferred Shares at a meeting duly called for such purpose or the written consent without a meeting of the holders of not less than a majority of the then outstanding Preferred Shares shall be required for any amendment to this Certificate of Determination or the Company's Articles of Incorporation or By-Laws which would amend, alter, change, repeal or otherwise adversely affect any of the powers, designations, preferences and rights of the Preferred Shares.

     (10) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date.

     (11) Notices. Whenever notice is required to be given under this Certificate of Determination, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions set forth in the placement agency agreement pursuant to which the Preferred Shares were issued. The Company shall provide such holder of Preferred Shares with written notice at least ten days prior to the date on which the Company closes its books or takes record with respect to any pro rata subscription offer to holders of Common Stock.

     (12) Remedies for Breaches of Certain Registration Rights.

          (a) As partial relief for a Registration Statement Default and for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the number of Conversion Shares issuable upon conversion of the Preferred Shares shall be increased by five (5%) percent for each aggregate thirty (30) day period (or pro rated amounts thereof for partial thirty (30) day periods) that (A) the Registration Statement is not declared effective by the SEC following the Effectiveness Deadline, and/or (B) after the Registration Statement is declared effective by the SEC, such Registration Statement is not available for the sale of at least all of the Registrable Securities required to be included in such Registration Statement. The capitalized terms used in this Section 12(a) but not defined herein shall
                                   -------------
have the meanings given such terms in the Registration Rights Agreement entered into in connection with the issuance of the Preferred Shares by the Company, Commonwealth Associates, L.P. and the other investors parties thereto (the "Registration Rights Agreement").
------------------------------

          (b) In the event of any Rule 144 Default by the Company, then, as partial relief for damages to any Holder by reason of any delay or inability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), (i) the Conversion Price relating to the Preferred Shares as set forth herein shall be reduced by five (5%) percent for each aggregate thirty (30) day period (or pro rated amounts thereof for partial thirty (30) day periods) that the Holder is delayed from selling, or unable to sell, Registrable Securities under Rule 144 due to (A) the Company's failure to promptly provide the requisite legal opinion as provided in Section
                                                                       -------
3.19 of the Registration Rights Agreement, or (B) the Company's failure to
----
comply with the filing and other requirements under Rule 144 necessary to make such Rule available to the Holders and (ii) the number of Conversion Shares issuable upon conversion of the Preferred Shares shall be increased to a number determined by multiplying the number of applicable Conversion Shares immediately prior to the applicable Conversion Price reduction hereunder by a fraction, the numerator of which shall be the Conversion Price in effect that would have been issued had the Preferred Shares been converted immediately prior to the applicable Conversion Price reduction hereunder and the denominator of which shall be the Conversion Price so reduced; provided, however, that upon the first Rule 144
                             --------  -------
Default (which means a Rule 144 Default with regard to either the Conversion Shares and/or the shares of Common Stock issuable upon exercise of the Warrants), the Company shall have up to a thirty (30) consecutive day period to cure such Rule 144 Default without incurring the above damage payments and if after such thirty (30) day period expires the Rule 144 Default has not been cured, the above described damage payments shall apply and be applied retroactively to the first day of such Rule 144 Default; provided, further, that
                                                         --------  -------
the Company shall not have any right to a cure period of a Rule 144 Default other than the first Rule 144 Default. Notwithstanding the foregoing, so long as the Company is in a Registration Statement Default, the Conversion Price and the number of Conversion Shares issuable upon conversion of the Preferred Shares shall not be adjusted due to a Rule 144 Default. The capitalized terms used in this Section 12(b) but not defined herein shall have the meanings given such
     -------------
terms in the Registration Rights Agreement.

     (13) Holders' Right to Require Redemption.

          (a) If at any time and from time to time on or after the second (2/nd/) anniversary of the date of the Original Issuance Date (the "2/nd/
                                                                    -----
Anniversary Date"), and on or prior to the date no later than five (5) days
----------------
following the third (3/rd/) anniversary of the date of the Original Issuance Date (the "3/rd/ Anniversary"), the Company receives a written request from
           -----------------
holders owning not less than ten (10%) percent of the then outstanding Preferred Shares (the "Redemption Request"), the Company shall no later than sixty (60)
             ------------------
days following the date of such Redemption Request, redeem all, or such less portion as the Redemption Request shall so indicate, of the Preferred Shares requested to be redeemed in the Redemption Request at a redemption price equal to the Stated Value (as adjusted) plus all dividends, if any, which have accrued or are payable under Section 8 hereof, but have not been paid in cash and
                     ---------
received by the holders of the Preferred Shares (collectively, the "Redemption
                                                                    ----------
Price"); provided, however, that the Company shall not be required to redeem any
-----    --------  -------
Preferred Shares unless the total number of Preferred Shares requested to be redeemed in the Redemption Request equals no less than ten (10%) percent of the aggregate number of Preferred Shares issued in the Offering (the "10% Number"),
                                                                  ----------
except that the Company will be required to make a final redemption (the "Final
                                                                          -----
Redemption"), of outstanding Preferred Shares even if such number of Preferred
----------
Shares requested to be redeemed is less than the 10% Number if after the last redemption of Preferred Shares immediately prior to the proposed Final Redemption the aggregate number of Preferred Shares outstanding was less than the 10% Number. The Redemption Request shall state that the entire Redemption Price be paid either (i) in cash as described below in Section 13(a)(i) or (ii) in shares Common Stock as described below in Section 13(a)(ii).

              (i)   Redemption for Cash. The holders of Preferred Shares making
                    -------------------
a Redemption Request may elect to require the Company to pay the Redemption Price in cash by stating in the Redemption Request that the entire Redemption Price be paid in cash (a "Monetary Redemption Request"); provided, however, the
                          ---------------------------    --------  -------
Company shall not be obligated to redeem any Preferred Shares pursuant to a Monetary Redemption Request unless the Company's

Board of Directors approves the payment of the Redemption Price in cash by a unanimous vote within 30 days of the Redemption Request.

              (ii)  Redemption for Shares of Common Stock. In lieu of providing
                    -------------------------------------
the Company with a Monetary Redemption Request, the holders of Preferred Shares making a Redemption Request may elect to require the Company to pay the Redemption Price in Redemption Shares (as defined below) by stating in the Redemption Request that the entire Redemption Price be paid in shares of Common Stock (the "Common Stock Redemption Request"). If the holders of Preferred
            -------------------------------
Shares deliver a Common Stock Redemption Request to the Company, the Company shall convert the Preferred Shares subject to a Redemption Request into the number of shares of Common Stock equal to the quotient obtained by dividing (1) the aggregate Redemption Price for such Preferred Shares by (2) the greater of
(i) the average closing bid price of the Common Stock on the NSCM or NNM (or, if the Common Stock is not traded on the NSCM or NNM, the average closing bid price of the Common Stock where the Common Stock is traded or quoted), for the twenty
(20) trading days preceding (A) the 2/nd/ Anniversary Date, if a Redemption Request is sent no later than sixty (60) days after the 2/nd/ Anniversary Date,
(B) the last trading day of the quarter immediately preceding the quarter in which the particular Redemption Request is sent, if a Redemption Request is sent after the date sixty (60) days after the 2/nd/ Anniversary Date but prior to the 3/rd/ Anniversary Date, or (c) the 3/rd/ Anniversary Date, if a Redemption Request is sent and/or received by the Company on or after the 3/rd/ Anniversary Date (or redemption is required by the Company pursuant to the Company's Redemption Election as defined in Section 13(e) below), and (ii) $0.50 per share (as adjusted for any stock dividend, stock split, combination or other similar recapitalization affecting such shares in the manner provided in Section 3(e)
                                                                 ------------
for the adjustment of the Conversion Price) (the greater of (i) or (ii) being hereinafter referred to as the "Redemption Conversion Price"). All shares of
                                ---------------------------
Common Stock deliverable upon conversion of the Preferred Shares subject to the Common Stock Redemption Request (the "Redemption Shares"), shall be "Freely
                                      -----------------
Tradeable" Shares. For purposes of this Section 13, Redemption Shares shall be "Freely Tradeable" if such Redemption Shares are on the day such Redemption Shares are to be issued are (i) registered for resale under the 1933 Act pursuant to an effective registration statement or may be sold without any volume or similar restriction and/or limitation under Rule 144 pursuant to Rule 144(k) of the 1933 Act, unless the holder is an "affiliate," in which event the Redemption Shares must be able to be sold pursuant to Rule 144, and (ii) not subject to any lock-up requested by the Company or any of its underwriters and/or a placement agents.

     If the Holders of Preferred Shares make a Monetary Redemption Request, which request is approved by the Company's Board of Directors pursuant to
Section 13(a)(i), and the Company does not pay the entire cash Redemption Price on the applicable Redemption Date (as defined below), the Redemption Price shall automatically be increased by five percent (5%) at the end of each thirty (30) day period during which the Company does not deliver the cash Redemption Price (and for a pro-rata percentage for any partial thirty (30) day period).

     On any Redemption Date (as defined below), if all of the Redemption Shares the Company must issue are not Freely Tradeable (a "Redemption Default"), then
                                                    ------------------
the Company shall delay delivery of the Redemption Shares until it is able to deliver Freely Tradeable Redemption Shares; provided, however (i) the Redemption
                                            --------  -------
Conversion Price with respect to the Redemption Shares to be issued on such Redemption Date shall automatically be reduced by five

(5%) percent at the end of each thirty (30) day period during which the Company does not deliver Freely Tradeable Redemption Shares (and for a pro-rata percentage for any partial thirty (30) day period), (ii) the Redemption Price with respect to the Redemption Shares to be issued on such Redemption Date shall automatically be increased by five (5%) percent at the end of each thirty (30) day period during which the Company does not deliver Freely Tradeable Redemption Shares (and for a pro-rata percentage for any partial thirty (30) day period), and (iii) the number of Redemption Shares which the Company is required to deliver in connection with the Common Stock Redemption Request shall automatically be appropriately adjusted to reflect the foregoing adjustments. (collectively, the "Redemption Default Penalties"); provided, however, that upon
                    ----------------------------    --------  -------
the first Redemption Default the Company shall have up to a thirty (30) consecutive day period to cure such Redemption Default without incurring the above Redemption Default Penalties, and if after such thirty (30) day period expires the Redemption Default has not been cured, the Redemption Default Penalties shall apply and be applied retroactively to the first day of such Redemption Default; provided, further, that the Company shall not have any right
                    --------  -------
to a cure period of a Redemption Default other than the first Redemption Default. The Company hereby expressly covenants and agrees to use its best efforts to (i) keep any registration statement covering any Redemption Shares effective until all Redemption Shares are sold or such Redemption Shares may be sold without any volume limitations pursuant to Rule 144(k) of the 1933 Act, and
(ii) comply with all requirements of Rule 144 and Rule 144(k) of the 1933 Act to allow the holders of the Redemption Shares to sell such Redemption Shares under Rule 144 (as to affiliates) and Rule 144(k) (as to non-affiliates) of the 1933 Act.

          (b) Within ten (10) days of the receipt by the Company of the Redemption Request, the Company shall mail, first class mail, postage prepaid, written notice (the "Notice of Redemption") to each holder of record (at the
                     --------------------
close of business on the business day preceding the day on which notice is given) of Preferred Shares at the address last shown on the records of the Company for such holder or given by the holder to the Company, for the purpose of notifying such holder of the redemption to be effected. The Notice of Redemption shall specify a date (the "Redemption Date") between thirty (30) and
                                      ---------------
sixty (60) days after the mailing of the Notice of Redemption (but no later than the period provided in Section 13(a) above) on which the holders of the
                       -------------
Preferred Shares to be redeemed shall be redeemed and the place at which payment may be obtained, which shall be the principal offices of the Company or such other place as shall be mutually agreeable to the Company and the holders of not less than a majority of the Preferred Shares, as applicable. The Notice of Redemption shall call upon each holder of Preferred Shares whose Preferred Shares such holders have requested the Company to redeem, to surrender to the Company, in the manner and at the place designated, such holder's certificate or certificates representing the Preferred Shares to be redeemed.

          (c) On each Redemption Date, the Company shall pay the Redemption Price to each holder requesting redemption by cash or check to the order of the person whose name appears on the certificate or certificates of the Preferred Shares to be redeemed or by delivery of shares of Common Stock pursuant to and in accordance with Section 13(a)(ii) above in the manner and at the place
                   -----------------
designated, and thereupon each surrendered certificate shall be cancelled.

          (d) From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, in which case all rights shall survive until so paid, all rights of the holders of Preferred Shares whose shares the holder has requested to be redeemed (except the right to receive the Redemption Price subsequent to the Redemption Date upon surrender of their certificate or certificates) shall cease with respect to such Preferred Shares so redeemed, and such Preferred Shares so redeemed shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

          (e) Notwithstanding anything to the contrary provided herein or elsewhere, on the 3/rd/ Anniversary Date, the Company shall have the right to redeem all (but not less than all), of the Preferred Shares outstanding as of the 3/rd/ Anniversary Date for cash (the "Company's Redemption Election"). To
                                          -----------------------------
effectuate the Company's Redemption Election, the Company shall (except as otherwise expressly provided in this Section 13), follow the redemption procedures set forth in this Section 13 as if the Company received a Monetary Redemption Request on the 3/rd/ Anniversary Date from the holders of the then outstanding Preferred Shares; provided, however, that notwithstanding anything
                              --------  -------
to the contrary provided herein or elsewhere, the Company shall have only one
(1) opportunity to elect to exercise the Company's Redemption Election which as discussed above must be exercised no later than five (5) days following the 3/rd/ Anniversary Date and the Notice of Redemption for such Company's Redemption Election must be sent by the Company to the holders of the outstanding Preferred Shares no later than five (5) days following the 3/rd/ Anniversary Date.

          (f) Notwithstanding anything to the contrary provided herein or elsewhere, all rights of the Company and the holders of Preferred Shares to require a redemption of the then outstanding Preferred Shares shall terminate at 11:59 p.m. on the fifth (5/th/) day following the 3/rd/ Anniversary Date; provided, however, that any Redemption Request received prior to such time must
--------  -------
be honored.

                 [Remainder of page intentionally left blank]

     The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of their own knowledge.

     Executed in San Jose, California on July 11, 2001.


                                    /s/ Paul DePond
                                    ------------------------------------------
                                    Paul DePond
                                    President and Chief Executive Officer

                                    /s/ Gerald Rice
                                    ------------------------------------------
                                    Gerald Rice
                                    Chief Financial Officer

                                   EXHIBIT I

                         NOTIFY TECHNOLOGY CORPORATION
                         -----------------------------

                               CONVERSION NOTICE


     Reference is made to the Certificate of Determination of Preferences and Rights Series A Convertible Redeemable Preferred Stock of Notify Technology Corporation (the "Certificate of Determination"). In accordance with and
                  ------------   -----------------
pursuant to the Certificate of Determination, the undersigned hereby elects to convert the number of shares of Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (the "Preferred Shares"), of Notify Technology Corporation, a California corporation (the "Company"), indicated below into
                                            -------
shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the
                                                         ------------
Company, as of the date specified below.

     Date of Conversion:________________________________________________________

     Number of Preferred Shares to be converted:________________________________

     Stock certificate number(s) of Preferred Shares to be converted:___________

     Please deliver the Common Stock into which the Preferred Shares are being converted to the following address:

                             ____________________
                             ____________________
                             ____________________
                             ____________________